Prudential Investment Portfolios, Inc. 15
For the fiscal period ended 2/28/2013
File Number 811-02896

					Sub-Item 77Q
		Material Amendment to the Registrant's Charter of By-Laws

			PRUDENTIAL INVESTMENT PORTFOLIOS, INC. 15

				Prudential High Yield Fund
			Prudential Short Duration High Yield Income Fund

*	Articles of Amendment for name change dated July 31, 2012. Incorporated by
	reference to corresponding exhibit to Post-Effective Amendment No. 55 to the Registration Statement on Form N-1A (File No. 2-63394) filed via EDGAR on August 2, 2012.

*	Articles Supplementary dated July 31, 2012. Incorporated by reference to
	corresponding exhibit to Post-Effective Amendment No. 55 to the Registration Statement on Form N-1A (File No. 2-63394) filed via
	EDGAR on August 2, 2012.

*	Articles Supplementary dated August 7, 2012. Incorporated by reference to
	corresponding exhibit to Post-Effective Amendment No. 57 to the Registration Statement on Form N-1A (File No. 2-63394) filed via
	EDGAR on October 26, 2012.